UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Shady Elm Road,	Winchester,	Virginia	22602
(Address of principal executive offices			(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock (no par value)	AMWD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

American Woodmark Corporation

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 24, 2023, the Board of Directors (the "Board") of American Woodmark Corporation (the "Company") received notice from Ms. Martha Hayes that she had declined to seek re-election to the Company’s Board at the Company’s next annual shareholders meeting. Ms. Hayes' decision is not attributable to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The press release announcing Ms. Hayes' retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 24, 2023, the Board approved an amendment to Article II, Section 2 of the Company's Bylaws. The amendment will decrease the number of directors of the Company from nine to eight. The full text of the Bylaws of the Company, marked to show the change, is attached as Exhibit 3.1 to this report and is incorporated in response to this Item by reference thereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit 3.1    Bylaws of the Company, as amended effective May 24, 2023 (marked to show changes to Bylaws).
Exhibit 99.1    Registrant’s Press Release dated May 24, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ PAUL JOACHIMCZYK	/s/ M. SCOTT CULBRETH

Paul Joachimczyk	M. Scott Culbreth
Senior Vice President and Chief Financial Officer	President & Chief Executive Officer

Date: May 24, 2023	Date: May 24, 2023
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer